                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

      This Credit Agreement (the "Agreement") is entered into as of the 31st day of May 2005, by and between HEALTH CARE REIT, INC., A DELAWARE CORPORATION ("HCN"), and each of the entities listed on Schedule I attached hereto (HCN and such other entities may hereinafter be referred to collectively as "Borrowers"), and FIFTH THIRD BANK, an Ohio banking corporation ("Bank").

Section 1.  Definitions.

      All financial terms used in the Agreement but not defined in the Loan Documents (as defined below) have the meanings given to them by generally accepted accounting principles ("GAAP"). All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2.  Loan(s).

      2.01  Revolving Credit Loan.

            (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrowers a line of credit facility (the "Facility" or the "Loan") under which Bank may make loans (the "Revolving Loans") to Borrowers at Borrowers' requests from time to time during the term of this Agreement. Bank will have discretion at all times as to whether or not to make any Revolving Loan if there is any Event of Default (as defined below). Borrower may borrow, prepay, and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed the foregoing limits or those limits specified in the Revolving Note. If the amount of the Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above or in the Revolving Note, Borrower will immediately pay the amount of such excess to Bank in certified funds. Bank has agreed to make this Loan upon the terms and subject to the conditions of this Agreement and all documents executed pursuant to or in connection with this Agreement (all such documents and this Agreement will be called "Loan Documents").

            (b) Borrowers may request a Revolving Loan by written or telephone notice to Bank. Bank will make a Revolving Loan by crediting the amount thereof to Borrowers' account at Bank. Loan proceeds will be used for working capital and general corporate purposes, including acquisitions and the repayment/refinancing of other indebtedness.

            (c) On the date hereof, Borrowers will duly issue and deliver to Bank a revolving note (the "Revolving Note" or "Note") in the principal amount of Forty Million and 00/100 Dollars ($40,000,000.00) bearing interest as specified in Section 2.02.

            (d) The term of the Facility will expire on May 31, 2006 and the Revolving Note will become payable in full on that date.

      2.02 Interest on Revolving Loans. The principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate or rates per annum set forth below which shall be designated by Borrowers as more fully set forth herein. At any time, from time to time, during the term of the Note, so long as no Event of Default exists and so long as such Borrowings (as defined in the Note) are not then subject to an Interest Rate Election (as defined below), Borrowers may notify Bank that they wish to exercise their right to adjust the rate of interest accruing on some or all amounts of principal outstanding under the Note (in a minimum amount of $500,000) to one of the rates set forth below, however, once the rate of interest accruing against any amounts outstanding hereunder is adjusted to one of the following interest rates during an interest period, Borrowers may not elect to adjust such interest rate to a different interest rate until the expiration of such interest period:

            (a) LIBOR Rate. Upon telephonic notice by a Borrower to Bank, Borrower may elect to have all or any portion of the Borrowings in a minimum amount of $500,000 per election bear interest at the per annum rate equal to one hundred thirty (130) basis points in excess of the LIBOR Rate (as defined below) (a "LIBOR Rate Election"). Such notice shall inform Bank of the amount of Borrowings to be subject to the LIBOR Rate Election, the LIBOR Interest Period (as defined below) and the Effective Date (as defined below) of the LIBOR Interest Period.

                  Borrowers' right to make a LIBOR Rate Election shall be terminated automatically if Bank, by telephonic notice, shall notify Borrowers that LIBOR deposits with a maturity corresponding to the maturity of the LIBOR Interest Period, in an amount equal to the Borrowings to be subject to the LIBOR Rate Election are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period.

                  In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to which a LIBOR Rate is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for the Bank to fund or maintain its funding in Eurodollars of any portion of the Borrowings subject to the LIBOR Rate or otherwise to give effect to Bank's obligations as contemplated hereby, (i) Bank may by written notice to Borrowers, declare Bank's obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Bank shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate, unless Borrowers shall thereafter make one or more other Interest Rate Elections.

            (b) Prime Rate. Upon telephonic notice by a Borrower to Bank prior to or on the Effective Date, Borrowers may elect to have all or part of the Borrowings (provided such Borrowings are not then subject to an Interest Rate Election) bear interest at the per annum rate equal to the Prime Rate (as defined below) (a "Prime Rate Election"). Such telephonic notice shall inform Bank of the amount of the Borrowings to be subject to the Prime Rate Election, the Prime Rate Interest Period (as defined below) and the Effective Date for the Prime Rate Interest Period.

                  If at any time during the term hereof, (i) the outstanding principal hereunder is less than $500,000, or (ii) Borrowers fail to designate one of the interest rates set forth above or at any time after Borrowers have elected to adjust the interest rate accruing on any principal outstanding hereunder to a rate other than the fixed rate set forth above, at the expiration of any interest period, if Borrowers have not made another Interest Rate Election hereunder, then in either such event, such outstanding amounts of principal will accrue interest at a rate of interest equal to the Prime Rate.

            (c) Minimum Borrowing Amounts and Prepayment. Each Borrowing subject to an Interest Rate Election that is advanced, continued or converted shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. The Borrowers may prepay without premium or penalty and in whole or in part any Borrowing subject to a LIBOR Rate Election at any time upon three (3) business days prior notice by the Borrowers to the Bank or, in the case of a Borrowing subject to a Prime Rate Election, notice delivered by the Borrowers to the Bank no later than 2:00 p.m. (Toledo time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Borrowing subject to a LIBOR Rate Election, accrued interest thereon to the date fixed for prepayment; provided, however, the Borrowers may not partially repay a Borrowing (i) if such Borrowing is subject to a Prime Rate Election, in a principal amount less than $500,000, (ii) if such Borrowing is subject to a LIBOR Rate Election, in a principal amount not less than $500,000 or any amount in excess thereof that is not an integral multiple of $100,000, and (iii) in each case, unless it is in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.02 remains outstanding. Any amount of Loans paid or prepaid before May 31, 2006 may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

            (d) Defined Terms. As used herein, the following terms will have the meanings set forth below:

                  (i) "Effective Date" means the date on which a LIBOR Rate Election or Prime Rate Election will begin.

                  (ii) "Interest Rate Election" means a LIBOR Rate Election, or a Prime Rate Election, or any one or more of the foregoing.

                  (iii) "LIBOR Interest Period" means, with respect to a Borrowing elected to accrue interest at the LIBOR Rate, a period of 30, 60 or 90 days commencing on a business day selected by the Borrowers pursuant to this Agreement. Such LIBOR Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such LIBOR Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last business day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a business day, such LIBOR Interest period shall end on the next succeeding business day, provided, however, that if said next succeeding business day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding business day.

                  (iv) "LIBOR Rate" means the rate (adjusted for reserves if Bank is required to maintain reserves with respect to relevant advances) being asked on an amount of Eurodollar deposits equal to the amount of Borrowings subject to a LIBOR Rate on the first day of a LIBOR Interest Period and which has a maturity corresponding to the maturity of the LIBOR Interest Period, as reported by the TELERATE rate reporting system (or any successor) as determined by the Bank by noon on the Effective Date of the LIBOR Interest Period. Each determination by Bank of the LIBOR Rate shall be conclusive in the absence of manifest error.

                  (v) "Prime Rate" means the rate established by Bank from time to time as its Prime Rate based upon its considerations of various factors and is not necessarily Bank's most favored interest rate.

                  (vi) "Prime Rate Interest Period" means any period with respect to which the Borrowers make a Prime Rate Election or the Borrowers have made an Interest Rate Election which has expired and the Borrowers have failed to make an alternate Interest Rate Election. If a Prime Rate Interest Period would otherwise end on a day which is not a business day, such Prime Rate Interest Period shall end on the next succeeding business day.

      2.03 Statements. After the end of each quarter, Bank will render to Borrowers a statement on each of Borrowers' loan accounts with Bank hereunder, which statement will be considered correct and will be conclusively binding upon Borrowers unless Borrowers notify Bank in writing of any discrepancy within thirty (30) days from the date of such statement.

Section 3.  Representations And Warranties.

      3.01 Incorporation by Reference. The provisions of the following sections (including the contents of the related schedules and exhibits) of the Existing or Replacement Agreement (as defined below) are incorporated herein by reference in their entirety as in effect on the date hereof, or as any replacement agreement may be in effect after the date hereof, after giving effect to any terminations, further amendments and/or waivers after the date hereof, or the payment in full of the amounts subject thereto, with (a) the defined terms used therein and the definitions of such terms being construed in accordance with this Agreement, and (b) section references therein being deemed to be references to sections of the Existing or Replacement Agreement as incorporated by reference herein: Section 3.1 through and including Section 3.17. The Borrowers hereby represent and warrant to the Bank the sections of the Existing or Replacement Agreement incorporated herein by this Section 3.01 for the benefit of the Bank as if such sections were set forth directly in this Agreement. With regard to Section 3.12 incorporated herein, the reference to "Section 2.8 hereof" shall be deemed to be a reference to Section 2.01(b) of this Agreement.

      3.02 Existing or Replacement Agreement. "Existing or Replacement Agreement" means that certain Amended and Restated Loan Agreement by and among HCN, its subsidiaries party thereto, the banks signatory thereto, KeyBank National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent and UBS Securities LLC, as Documentation Agent, dated August 23, 2002, as amended by that certain Amendment No. 1 to Amended and Restated Loan Agreement dated May 15, 2003, as amended by that certain Amendment No. 2 to Amended and Restated Loan Agreement dated August 26, 2003, as amended by that certain Amendment No. 3 to Amended and Restated Loan Agreement dated December 19, 2003, as supplemented by that certain Supplement to Amended and Restated Loan Agreement dated January 30, 2004, and as such agreement, as amended, is in effect on the date hereof or may be amended hereafter, or as any replacement agreement may be in effect after the date hereof, after giving effect to any terminations, further amendments and/or waivers after the date hereof or the payment in full of the amounts subject thereto. HCN agrees to promptly provide to Bank a copy of any and all such amendments and replacement agreements.

Section 4.  Covenants.

      4.01 Incorporation by Reference. The provisions of the following articles and sections (including the contents of the related schedules and exhibits) of the Existing or Replacement Agreement are incorporated herein by reference in their entirety as in effect on the date hereof, after giving effect to any terminations, amendments, replacements or waivers thereof after the date hereof, or the payment in full of the amounts subject thereto, with (a) the defined terms used therein and the definitions of such terms being construed in accordance with this Agreement, and (b) section references therein being deemed to be references to sections of the Existing or Replacement Agreement as incorporated by reference herein: Article 5 (including Section 5.1 through and including Section 5.13), Article 6 (including Section 6.1 through and including
Section 6.14) and Article 7 (including Section 7.1 through and including Section 7.16). The Borrowers hereby covenant and agree to observe, perform and comply with the articles and sections of the Existing or Replacement Agreement incorporated herein by this Section 4.01 for the benefit of the Bank as if such articles and sections were set forth directly in this Agreement.

Section 5.  Events of Default and Remedies.

      5.01  Events of Default. Any one or more of the events set forth in
Article 8 of the Existing or Replacement Agreement shall constitute an "Event of Default" hereunder.

      5.02 Remedies. Except as otherwise provided in Article 8 of the Existing or Replacement

Agreement, if any Event of Default will occur, Bank may by written notice to the Borrowers cease advancing money hereunder, and/or declare all obligations to be due and payable forthwith, whereupon they will forthwith become due and payable without further presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that no such written notice to the Borrowers shall be required when any Event of Default described in Section 8.6 of the Existing or Replacement Agreement has occurred and is continuing.

      5.03 Setoff. If any Event of Default will occur, Bank is authorized, without advance notice but otherwise with notice to Borrowers, to offset and apply to all or any part of the Note all moneys, credits and other property of any nature whatsoever of Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by the Borrowers individually or jointly with another party), Bank, including but not limited to certificates of deposit.

      5.04 Default Rate. While any Event of Default exists, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

            (i) for any Borrowing subject to a Prime Rate Election, the sum of 2.0% per annum plus the Prime Rate; and

            (ii) for any Borrowing subject to a LIBOR Rate Election, the sum of 4.0% per annum plus the LIBOR Rate in effect thereon at the time of such default until the end of the interest period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Prime Rate;

provided, however, that in the absence of acceleration, any adjustments pursuant to this section shall be made at the election of the Bank, with written notice to the Borrowers. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Bank. This provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

      5.05 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute.

      5.06 Effect of Termination. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated.

Section 6.  Conditions Precedent.

      6.01 Conditions to Loan. Bank will have no obligation to make or advance any Loan until Borrowers have delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

            (a)   An executed Revolving Note of even date herewith.

            (b)   A corporate resolution of HCN.

            (c)   An executed copy of this Agreement.

            (d) Such additional information and materials as Bank may reasonably request.

      6.02 Conditions to Each Loan. On the date of any Loan under the Revolving Note, the following statements will be true:

            (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date.

            (b) No event will have occurred and be continuing, or would result from such Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

            (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loans will not violate the lending limits set forth in Section 2.01 of this Agreement.

            The acceptance by Borrowers of the proceeds of each Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions in Section 6.02 of this Agreement, other than those that have been waived in writing by Bank, have been satisfied.

Section 7.  Miscellaneous Provisions.

      7.01 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of this amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full.

      7.02 Waiver by Borrowers. Borrowers waive notice of non-payment, demand, presentment, protest or notice of protest, and all other notices (except those notices specifically provided for in this Agreement or other Loan Documents); consents to any renewals or extensions of time of payment thereof; and generally waives any all suretyship defenses and defenses in the nature thereof.

      7.03 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrowers may not assign any of its rights or delegate any of its obligations hereunder. Bank (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrowers which Bank may possess at any time.

      7.04 Survival. All representations, warranties, covenants and agreements made by Borrowers herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Note.

      7.05 Delay or Omission. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or be considered a waiver of any right, remedy or power or any Event of Default; and the action or omission to act by Bank upon the occurrence of any Event of Default will not impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

      7.06 Notices. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

            To Borrowers:     Health Care REIT, Inc.
                              One SeaGate, Suite 1500
                              Toledo, Ohio 43604
                              Attention: Michael A. Crabtree, Treasurer

            With a copy to:   Mary Ellen Pisanelli
                              Shumaker, Loop & Kendrick LLP
                              1000 Jackson Street
                              Toledo, Ohio 43624

            To Bank:          Fifth Third Bank
                              606 Madison Avenue
                              Toledo, Ohio 43604
                              Attention: Dirk VanHeyst, Senior Vice President

      Either party may change such address by sending notice of the change to the other party.

      7.07 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any relationship between Bank and the Borrowers other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

      7.08 Indemnification. If after receipt of any payment of all or part of the Note, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrowers will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrowers will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this section will survive the termination of this Agreement.

      7.09 Governing Law; Jurisdiction. This Agreement, the Note and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Borrowers agree that the state and federal courts in Lucas County, Ohio, or any other court in a jurisdiction in which the Borrowers do business and in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrowers at its address described in Section 7.06 of this Agreement. BANK AND BORROWERS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

                              HEALTH CARE REIT, INC.
                              HCRI PENNSYLVANIA PROPERTIES, INC.
                              HCRI TEXAS PROPERTIES, INC.
                              HCRI TEXAS PROPERTIES, LTD.
                                 By Health Care REIT, Inc.,
                                 Its General Partner
                              HCRI NEVADA PROPERTIES, INC.
                              HCRI LOUISIANA PROPERTIES, L.P.
                                 By HCRI Southern Investments I, Inc.,
                                 Its General Partner
                              HEALTH CARE REIT INTERNATIONAL, INC.
                              HCN ATLANTIC GP, INC.
                              HCN ATLANTIC LP, INC.
                              HCN BCC HOLDINGS, INC.
                              HCRI INDIANA PROPERTIES, INC.
                              HCRI INDIANA PROPERTIES, LLC
                                 By Health Care REIT, Inc.,
                                 Its Member
                              HCRI LIMITED HOLDINGS, INC.
                              HCRI MASSACHUSETTS PROPERTIES, INC.
                              HCRI MASSACHUSETTS PROPERTIES TRUST
                                 By HCRI Massachusetts Properties, Inc.
                                 Its Trustee
                              HCRI HOLDINGS TRUST
                                 By HCRI Massachusetts Properties, Inc.
                                 Its Trustee
                              HCRI NORTH CAROLINA PROPERTIES, LLC
                                 By North Carolina Properties I, Inc.
                                 Its Member
                              HCRI SOUTHERN INVESTMENTS I, INC.
                              HCRI TENNESSEE PROPERTIES, INC.
                              PENNSYLVANIA BCC PROPERTIES, INC.
                              HCRI KENTUCKY PROPERTIES, LLC
                                  By Health Care REIT, Inc.
                                  Its Member
                              HCRI MASSACHUSETTS PROPERTIES TRUST II
                                  By HCRI Massachusetts Properties, Inc.
                                  Its Trustee
                              HCRI SATYR HILL, LLC
                                  By Health Care REIT, Inc., as the member of
                                  HCRI Maryland Properties, LLC
                                  Its Member

                     [BORROWERS CONTINUED ON FOLLOWING PAGE]

                        HCRI FRIENDSHIP, LLC
                            By Health Care REIT, Inc., as the member of
                            HCRI Maryland Properties, LLC
                            Its Member
                        HCRI ST. CHARLES, LLC
                            By Health Care REIT, Inc., as the member of
                            HCRI Maryland Properties, LLC
                            Its Member
                        HCRI MARYLAND PROPERTIES, LLC
                            By Health Care REIT, Inc.
                            Its Member
                        HCRI LAUREL, LLC
                            By Health Care REIT, Inc., as the member of
                            HCRI Maryland Properties, LLC
                            Its Member
                        HCRI NORTH CAROLINA PROPERTIES I, INC.
                        HCRI NORTH CAROLINA PROPERTIES III, LIMITED PARTNERSHIP
                            By HCRI North Carolina Properties II, Inc.
                            Its General Partner
                        HCRI NORTH CAROLINA PROPERTIES II, INC.
                        HCRI WISCONSIN PROPERTIES, LLC
                            By Health Care REIT, Inc.
                            Its Member
                        HCRI MISSISSIPPI PROPERTIES, INC.
                        HCRI ILLINOIS PROPERTIES, LLC
                            By Health Care REIT, Inc.
                            Its Member
                        HCRI MISSOURI PROPERTIES, LLC
                            By Health Care REIT, Inc.
                            Its Member
                        HCRI SURGICAL PROPERTIES, LLC
                            By Health Care REIT, Inc.
                            Its Member
                        HCRI TUCSON PROPERTIES, INC.
                        HCRI INVESTMENTS, INC.
                        HCRI CHICAGO PROPERTIES, INC.

                                   By /s/ Michael A. Crabtree
                                      -----------------------------
                                   Name: Michael A. Crabtree
                                   Title: Treasurer

      MICHAEL A. CRABTREE, as Treasurer of all of the aforementioned entities, has executed this Agreement and intending that all entities above named are bound and are to be bound by the one signature as if he had executed this Agreement separately for each of the above named entities.

                                 FIFTH THIRD BANK,
                                 an Ohio banking corporation

                                            By /s/ Dirk VanHeyst
                                               -------------------------------
                                            Name: Dirk VanHeyst
                                            Title: Senior Vice President

                                   SCHEDULE I

                                LIST OF BORROWERS

                                                              STATE OF
NAME OF BORROWER                                            ORGANIZATION
----------------                                           --------------
Health Care REIT, Inc.                                        Delaware
HCRI Pennsylvania Properties, Inc.                          Pennsylvania
HCRI Texas Properties, Inc.                                   Delaware
HCRI Texas Properties, Ltd.                                    Texas
HCRI Nevada Properties, Inc.                                   Nevada
HCRI Louisiana Properties, L.P.                               Delaware
Health Care REIT International, Inc.                          Delaware
HCN Atlantic GP, Inc.                                         Delaware
HCN Atlantic LP, Inc.                                         Delaware
HCN BCC Holdings, Inc.                                        Delaware
HCRI Indiana Properties, Inc.                                 Delaware
HCRI Indiana Properties, LLC                                  Indiana
HCRI Limited Holdings, Inc.                                   Delaware
HCRI Massachusetts Properties Trust                        Massachusetts
HCRI Massachusetts Properties, Inc.                           Delaware
HCRI Holdings Trust                                        Massachusetts
HCRI North Carolina Properties, LLC                           Delaware
HCRI Southern Investments I, Inc.                             Delaware
HCRI Tennessee Properties, Inc.                               Delaware
Pennsylvania BCC Properties, Inc.                           Pennsylvania
HCRI Kentucky Properties, LLC                                 Kentucky
HCRI Massachusetts Properties Trust II                     Massachusetts
HCRI Satyr Hill, LLC                                          Virginia
HCRI Friendship, LLC                                          Virginia
HCRI St. Charles, LLC                                         Virginia
HCRI Maryland Properties, LLC                                 Maryland
HCRI Laurel, LLC                                              Maryland
HCRI North Carolina Properties I, Inc.                     North Carolina
HCRI North Carolina Properties III, Limited Partnership    North Carolina
HCRI North Carolina Properties II, Inc.                    North Carolina
HCRI Wisconsin Properties, LLC                               Wisconsin
HCRI Mississippi Properties, Inc.                           Mississippi
HCRI Illinois Properties, LLC                                 Delaware
HCRI Missouri Properties, LLC                                 Delaware
HCRI Surgical Properties, LLC                                   Ohio
HCRI Tucson Properties, Inc.                                  Delaware
HCRI Investments, Inc.                                        Delaware
HCRI Chicago Properties, Inc.                                 Delaware

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